EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Financial Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-56514, 333-122585, 333-118617, 333-119074, 333-36129, 333-32709, 333-68467, 333-53665, 333-84049, 333-88816 and 333-105624) and on Form S-3 (Nos. 333-123070 and 333-119753) of New Century Financial Corporation, and in the registration statement on Form S-3 (No. 333-109727) of New Century TRS Holdings, Inc., of our report dated March 15, 2005, with respect to the consolidated balance sheets of New Century Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of New Century Financial Corporation.

/s/    KPMG LLP

Los Angeles, California

March 15, 2005